UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2006, the Board of Directors of Freeport-McMoRan Copper & Gold Inc. (FCX) elected Stephen H. Siegele to serve as a director. It is expected that Mr. Siegele will be appointed to board committees in the future. There is no arrangement or understanding between Mr. Siegele and any other person pursuant to which Mr. Siegele was elected as a director. There are no transactions in which Mr. Siegele has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Siegele’s election as a director, a copy of which is attached as Exhibit 99.1.

Item 8.01. Other Events.

FCX also announced today that its Board of Directors has authorized a supplemental common stock dividend of $0.75 per share to be paid on September 29, 2006 to shareholders of record as of September 14, 2006 (see Exhibit 99.2).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: August 1, 2006

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated August 1, 2006, titled “Freeport-McMoRan Copper & Gold Inc. Announces Election of Stephen H. Siegele to its Board of Directors.”

99.2	Press Release dated August 1, 2006, titled “Freeport-McMoRan Copper & Gold Inc. Announces $0.75 per Share Supplemental Common Stock Dividend.”